Exhibit 10.3

AIDH TOPCO, LLC

2019 EQUITY INCENTIVE PLAN

TOPCO CLASS B UNIT GRANT AGREEMENT

THIS CLASS B UNIT GRANT AGREEMENT (the “Agreement”) is made as of September 18, 2019 (the “Grant Date”) among AIDH Topco, LLC, a Delaware limited liability company (the “Company”), AIDH Management Holdings, LLC a Delaware limited liability company (the “Participant”), and (the “Service Provider”).

R E C I T A L S

A. The Company is governed by the Amended and Restated Limited Liability Company Agreement of AIDH Topco, LLC, dated as of July 16, 2019 (as the same may be further amended, restated, modified or otherwise supplemented from time-to-time, the “LLC Agreement”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the LLC Agreement.

B. In consideration for the provisions of services to or for the benefit of the Company, including through the provision of services to its Subsidiaries and Affiliates, by the Participant and Service Provider, the Company hereby grants Class B Units to the Participant under the terms and provisions of this Agreement, the AIDH Topco, LLC 2019 Equity Incentive Plan (the “Plan”) and the LLC Agreement.

C. The Company and the Participant desire to impose certain vesting conditions with respect to the Class B Units granted to the Participant.

D. Following the execution of this Agreement, the Participant and the Service Provider will enter into a grant agreement pursuant to which the Participant will grant a corresponding number of Class B Units of the Participant (the “Participant Class B Units”) to the Service Provider.

A G R E E M E N T S

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Participant and the Service Provider agree as follows:

ARTICLE I.

GRANT OF CLASS B UNITS

1.1 Grant. Subject to the terms and conditions contained herein and in the Plan and LLC Agreement, the Participant is granted Class B Units of the Company, of which shall be eligible to vest based on the passage of time (the “Time Vesting Units”) and shall be eligible to vest based on the achievement of certain performance goals (the “Performance Vesting Units”).

1.2 Risks. The Participant is aware of and understands the following:

(a) the Participant must bear the economic risk of an investment in the Class B Units for an indefinite period of time because, among other things, (i) the Class B Units have not been registered under the Securities Act, and, therefore, cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (ii) the Class B Units have not been registered under applicable state securities laws, and, therefore, cannot be sold unless they are registered under applicable state securities laws or an exemption from such registration is available, and (iii) there are substantial restrictions on the transferability of the Class B Units under this Agreement, the Plan, the LLC Agreement and applicable law, and substantial restrictions on distributions from the Company;

(b) there is no established market for the Class B Units and no market (public or otherwise) for the Class B Units will develop in the foreseeable future; and

(c) except as provided in the LLC Agreement, the Participant has no rights to require that the Class B Units be registered under the Securities Act or the securities laws of any states and the Participant will not be able to avail itself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act.

1.3 Protective Section 83(b) Election. Within thirty (30) days from the date hereof, the Participant shall execute and file with the Internal Revenue Service a protective election under Section 83(b) of the Code and the regulations promulgated thereunder (an “83(b) Election”) with respect to the grant of Class B Units described in this Agreement substantially in the form attached hereto as Exhibit A and the Participant shall provide the Company with a copy of such executed and filed 83(b) Election promptly thereafter. The Participant hereby acknowledges that (i) the Company has not provided, and is not hereby providing, the Participant with tax advice regarding the 83(b) Election and has urged the Participant to consult his own tax advisor with respect to the income taxation consequences thereof, and (ii) the Company will have no liability to the Participant if the actual fair market value of the Class B Units on the date hereof exceeds the amount specified in the 83(b) Election.

ARTICLE II.

PROFITS INTERESTS; VESTING

2.1 Profits Interests. The Class B Units granted under this Agreement are intended to constitute “profits interests” as described in Section 3.3 of the LLC Agreement and shall be subject to the terms and conditions thereof.

2.2 Hurdle Amount. The Hurdle Amount for the Class B Units being granted to the Participant pursuant to this Agreement is equal to $0.00, such amount being determined by the Board as of the Grant Date pursuant the LLC Agreement; provided, that the Hurdle Amount shall, in any event, be consistent with the intended characterization of the Class B Units being granted hereunder as a “profits interest.”

2.3 Vesting of Class B Units. The Class B Units being granted to the Participant hereunder shall vest and become Vested Class B Units as provided in this Section 2.3:

(a) Time Vesting Units.

(i) Vesting. Subject to the remainder of this Section 2.3(a), 25% of the Time Vesting Units shall become Vested Class B Units on each of the first four (4) anniversaries of the Vesting Commencement Date such that one hundred percent (100%) of the Time Vesting Units will be Vested Class B Units on the fourth (4th) anniversary of the Vesting Commencement Date, subject, in each case, to the Service Provider’s continued Service from the date of this Agreement through the applicable vesting date. For purposes of this Agreement, the “Vesting Commencement Date” shall mean July 16, 2019.

(ii) Change in Control. Upon the consummation of a Change in Control, one hundred percent (100%) of the Participant’s Time Vesting Units that remain unvested shall become Vested Class B Units as of immediately prior to such Change in Control, subject to the Service Provider’s continued Service on the date of the Change in Control.

(b) Performance Vesting Units.

(i) Vesting. The Performance Vesting Units shall become Vested Class B Units, as set forth below:

A. One-third of the Performance Vesting Units shall become Vested Class B Units upon a Change in Control in which Advent achieves a MOIC equal to at least two (2), subject to the Service Provider’s continued Service through such Change in Control;

B. One-third of the Performance Vesting Units shall become Vested Class B Units upon a Change in Control in which Advent achieves a MOIC of at least two and one-half (2.5), subject to the Service Provider’s continued Service through such Change in Control; and

C. One-third of the Performance Vesting Units shall become Vested Class B Units upon a Change in Control in which Advent achieves a MOIC of at least three (3), subject to the Service Provider’s continued Service through such Change in Control.

D. If upon a Change in Control, Advent achieves a MOIC between two (2) and two and one-half (2.5) or two and one-half (2.5) and three (3), the number of Performance Vesting Units that become Vested Class B Units under clause (B) or (C) above, respectively, shall be determined by linear interpolation. For the avoidance of doubt, no Performance Vesting Units shall become Vested Class B Units if Advent does not achieve a MOIC equal to at least two (2).

(ii) Change in Control. Any Performance Vesting Units that have not become Vested Class B Units upon a Change in Control (after taking into account Performance Vesting Units that vest in connection with such Change in Control) shall be forfeited without consideration paid therefor.

(iii) Calculation of MOIC. It is understood and agreed that in the event of the receipt by Advent of any distribution or any transaction in which Advent will receive Advent Cash Amounts, then the calculations described for the MOIC shall be made on an “as if” basis prior to the actual receipt of such amounts and the outstanding Performance Vesting Units of the Participant shall become Vested Class B Units immediately prior to a Change in Control on the basis of the amounts actually to be received by Advent in such distribution or transaction (including after giving effect to vesting of Performance Vesting Units as a result thereof under this paragraph, but not taking into account Advent Cash Amounts that have not yet been received) and the Participant shall be entitled to participate in such distribution or transaction as to such Vested Class B Units. As a result, the calculations described above shall be made in terms of amounts to be received by Advent and the portion of the Performance Vesting Units that will become Vested Class B Units able to participate in a distribution or transaction, all computed on an “after vesting” basis as to such Class B Units.

(iv) Initial Public Offering. Subject to the Service Provider’s continued Service through the consummation of an Initial Public Offering, any Performance Vesting Units that would vest pursuant to Sections 2.3(b)(i) through of this Agreement if Deemed IPO Cash Amounts were included as Advent Cash Amounts shall be converted to an award of restricted Successor Shares as to which Section 2.3(a)(ii), Section 3.1 and Section 3.2 of this Agreement shall apply mutatis mutandis (the “IPO Awards”), and any such Performance Vesting Units that would not vest if the Deemed IPO Cash Amounts were included as Advent Cash Amounts shall be forfeited without consideration paid therefor upon the IPO. One-third (1/3) of the IPO Awards shall vest on the first (1st) anniversary of the Initial Public Offering, one-third (1/3) of the IPO Awards shall vest on the second (2nd) anniversary of the Initial Public Offering and one-third (1/3) of the IPO Awards shall vest on the third (3rd) anniversary of the Initial Public Offering, subject to the Service Provider’s continued Service through the applicable vesting date.

ARTICLE III.

FORFEITURE OF CLASS B UNITS

3.1 Forfeiture of Performance Vesting Units and Time Vesting Units. All Performance Vesting Units and Time Vesting Units that have not vested as of the date of termination of the Service Provider’s Service, shall expire and immediately be forfeited and canceled in their entirety without any consideration to the Participant.

3.2 Forfeiture of Vested Class B Units. Upon (i) a termination of the Service Provider’s Service for Cause, (ii) resignation by the Service Provider when grounds for Cause exist or (iii) if the Service Provider materially breaches any restrictive covenants contained in Section 5.1 or any other restrictive covenants contained in an agreement between the Service Provider and the Company or its Subsidiaries (subject to any applicable cure rights), then all Vested Class B Units shall expire and immediately be forfeited and cancelled in their entirety without any consideration to the Participant.

ARTICLE IV.

DEFINITIONS

4.1 Definitions. As used in this Agreement, the following terms have the meanings set forth below:

(a)	“Advent” shall mean the Advent Members and Advent Affiliates that acquire Units whether by transfer from the Advent Members or purchase.

(b)

“Advent Cash Amounts” means, as of a Change in Control, without duplication, all cash actually received by Advent on or before such Change in Control with respect to (including by way of any distribution under Section 7.1 of the LLC Agreement), or from a sale or other disposition of, Advent Investments. Any property other than cash that Advent receives with respect to Advent Investments (at or prior to a Change in Control as provided in the succeeding sentence) shall not be treated as Advent Cash Amounts; provided, however, that cash received by Advent from the disposition of such property received in respect of any Advent Investments at or prior to a Change in Control shall be treated as Advent Cash Amounts if and when such cash is actually received by Advent. On the date of a Change in Control, without duplication, Advent shall be deemed to have received an amount of cash equal to the Noncash Fair Market Value of all property (other than cash) received by Advent with respect to (including by way of any distribution under the LLC Agreement), or from a sale or other disposition of, Advent Investments in connection with such Change in Control, including the Noncash Fair Market Value of any securities of the Company or its successor to be retained by Advent in connection with such Change in Control. Notwithstanding anything to the contrary, the following shall be excluded from the calculation of “Advent Cash Amounts”: (x) any expense reimbursement, indemnification payments or advisory fees made to Advent, (y) Unreimbursed Transaction Costs and (z) Tax Distributions (which for the avoidance of doubt includes what would be required Tax Distributions if no other distributions were made during the applicable period).

(c)

“Advent Investment Amount” shall mean (without duplication) all Capital Contributions made by Advent and all other cash amounts invested by Advent in the Company, whether before, at or after the Closing Date.

(d)	“Advent Investments” shall mean, without duplication, Advent’s Class A Common Units in the Company and any other investment included in the definition of Advent Investment Amount.

(e)	“Affiliate” shall have the meaning ascribed to such term in the LLC Agreement.

(f)	“Board” shall have the meaning ascribed to such term in the LLC Agreement.

(g)	“Capital Contribution” shall have the meaning ascribed to such term in the LLC Agreement.

(h)

“Cause” shall have the meaning given to such term in the Service Provider’s employment agreement if the Service Provider is party to an employment agreement in effect on the date of such determination or, if earlier, immediately prior to the Service Provider’s termination of Service, that defines the term “Cause” or term of like import and, if no such agreement exists or such agreement does not define “Cause” or a term of like import, “Cause” shall mean, with respect to the

Service Provider, (i) commission of or indictment for, pleading guilty or no contest to, a felony, a gross misdemeanor or any crime involving moral turpitude; (ii) misconduct or any unlawful act which is materially injurious or detrimental to the reputation or financial interests of the Company or its Subsidiaries; (iii) substantial failure to perform the Service Provider’s duties, as specified by the Company or any of its Subsidiaries, diligently and in a manner consistent with prudent business practice; (iv) substantial violation of, or intentional failure or refusal to comply with, the written policies and procedures of the Company or its Subsidiaries (including any policy regarding engaging in any discriminatory or sexually harassing behavior, or other policies of general applicability relating to the conduct of employees, directors, officers, or consultants of the Company or its Subsidiaries); (v) theft of property of the Company or its Subsidiaries or falsification of documents of the Company or its Subsidiaries or dishonesty in their preparation; (vi) use of alcohol, illegal drugs, or illegal controlled substances that has a material adverse impact on the Service Provider’s performance of services for the Company or its Subsidiaries; or (vii) breach of any material provision of any agreement with the Company or its Subsidiaries, including any non-competition, non-solicitation or confidentiality provisions, or any other similar restrictive covenants to which the Service Provider is or may become a party with the Company or its Subsidiaries.

(i)

“Change in Control” shall mean (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) other than Advent or (ii) a transaction or series of related transactions in which any person or group, other than Advent, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting equity of the Company, including by way of merger, consolidation or otherwise and Advent ceases to directly or indirectly control the Board or its successors; provided, that Advent owns less than 50% of the Class A Units owned by Advent on the Closing Date upon the occurrence of such acquisition of voting power in order for a Change in Control to occur.

(j)	“Closing Date” means July 16, 2019.

(k)

“Deemed IPO Cash Amounts” shall mean the amounts Advent would receive if the Successor Shares received in respect of the Advent Investments were sold for cash in the Initial Public Offering at the Initial Public Offering price, net of Unreimbursed Transaction Costs, including, without limitation, estimated commissions and underwriter costs, as determined by the Board in good faith.

(l)	“Hurdle Amount” shall have the meaning ascribed to such term in the LLC Agreement.

(m)	“MOIC” shall mean, as of a Change in Control, the quotient obtained by dividing (i) the Advent Cash Amounts by (ii) the Advent Investment Amount.

(n)

“Noncash Fair Market Value” shall mean the price at which the subject property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of the relevant facts (including taking into account any applicable discounts due to lack of control, lack of marketability, blockage or otherwise, the time value of money and the risk that any conditions to the receipt of contingent consideration, such as escrows, holdbacks, purchase price adjustments or earn outs, may not be satisfied), as reasonably determined by the Board in good faith.

(o)	“Service” means service to the Company or any Subsidiary as a Member, employee, director or consultant.

(p)	“Successor Shares” means shares of stock of the successor to the Company that is the registrant in the Initial Public Offering.

(q)

“Unreimbursed Transaction Costs” means all out-of-pocket reasonable legal, accounting, financial advisor, brokerage and investment banking fees paid by Advent and their Affiliates, which in the event of a deemed sale shall be estimated by the Board reasonably and in good faith, excluding any amounts that are paid or reimbursed by the Company or its Subsidiaries.

(r)	“Vested Class B Units” shall mean, as of the applicable date of determination, the Class B Units that have vested in accordance with the provisions of this Agreement, the Plan and the LLC Agreement.

ARTICLE V.

RESTRICTIVE COVENANTS

5.1 Restrictive Covenants. In consideration for the Class B Units granted to the Participant by the Company under this Agreement and the Participant Class B Units granted to the Service Provider, and for the Service Provider’s access to and receipt of the confidential information and trade secrets described herein, the Service Provider agrees to be bound by the following covenants; provided that, if the Service Provider is subject to restrictive covenants under any other agreement, including, but not limited to, an applicable employment agreement, then the most restrictive of the restrictive covenants shall apply to the Service Provider.

(a) Non-Solicitation. During the term of the Service Provider’s employment with the Company or one of Subsidiaries (the “Employment Term”) and for a period of two years thereafter, the Service Provider agrees that the Service Provider will not, except in the furtherance of the Service Provider’s duties hereunder, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, solicit, aid or induce any employee of the Company or any of its Subsidiaries or Affiliates at the time of such action to leave such employment or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or hire or retain any such employee, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee. An employee shall be deemed covered by this sub-section while so employed or retained and for six months thereafter. Notwithstanding the foregoing, the provisions of this sub-section shall not be violated by general advertising or solicitation not specifically targeted at employees of the Company or any of its Subsidiaries or Affiliates; provided, that such general advertising or solicitation does not result in the hiring of any employee that the Service Provider otherwise would be prohibited from hiring under this Section 5.1.

(b) Non-Competition. During the Employment Term and for a period of one year thereafter, the Service Provider agrees that the Service Provider will not directly or indirectly provide services, of the type provided by the Service Provider to the Company at any time during the last two years of the Employment Term, whether as an owner, officer, director, partner, member, employee, agent, consultant, advisor or developer or in any similar capacity, to any other business entity that is engaged or seeks to become engaged in any line of business conducted by the Company or its Subsidiaries, or which the Company or its Subsidiaries have active plans to conduct, as of the termination of the Service Provider’s employment, in each case, in any state of the United States and any country outside the United States in which the Company or any of its Subsidiaries conducts its business, in which the Service Provider, during any time within the last two (2) years of employment, provided services or had a material presence or influence (provided that the Service Provider shall not be prohibited from owning up to five percent (5%) of the outstanding stock of a corporation which is publicly traded, so long as the Service Provider has no active participation in the business of such corporation). The post-employment restrictions in this Section 5.1(b) shall not apply in the case of a termination of the Service Provider’s employment by the Company without Cause or as part of a workforce reduction. The Service Provider acknowledges and agrees that the Class B Units granted to the Service Provider by the Company under this Agreement constitute fair and reasonable, mutually agreed upon consideration for the restrictions contained in this Agreement, including, without limitation, in this Section 5.1(b). If the Service Provider has unlawfully taken, physically or electronically, property belonging to the Company, or has breached any fiduciary duties owed to the Company, the duration of the post-employment restrictions in this Section 5.1(b) shall be extended to two years following the termination of the Service Provider’s employment. The Service Provider acknowledges that he or she has been provided notice of this Section 5.1(b) at least 10 business days prior to this Agreement becoming effective, and that he or she has the right to consult with counsel prior to signing this Agreement.

(c) Confidentiality. The Service Provider acknowledges that during the Employment Term, the Service Provider shall have access to and shall be provided with sensitive, confidential, proprietary, business, technical, data and other trade secret information of the Company that is the property of the Company, and the Service Provider agrees that the Company has a protectable interest in such property. The Service Provider agrees that the Service Provider shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Service Provider’s assigned duties and for the benefit of the Company or to Service Provider’s personal advisors for purposes of enforcing or interpreting this Agreement, during the Service Provider’s employment with the Company or one of its Subsidiaries and at all times thereafter, any business and technical information, nonpublic, proprietary or confidential information, knowledge or data relating to the Company, any of its Subsidiaries or its Affiliates, which shall have been obtained by the Service Provider during the

Service Provider’s employment by the Company or one of its Subsidiaries (or any predecessor). The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to the Service Provider; (ii) becomes generally known to the public subsequent to disclosure to the Service Provider through no wrongful act of the Service Provider or any representative of the Service Provider; or (iii) the Service Provider is required to disclose by applicable law, regulation or legal process (provided that, to the extent not prohibited by applicable law, the Service Provider provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information). Notwithstanding anything in this provision to the contrary, the Service Provider shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Service Provider’s assigned duties and for the benefit of the Company, either during the period of the Service Provider’s employment or at any time thereafter, any information or data that constitutes a trade secret as defined by applicable law. Nothing in this provision shall be construed to prohibit the Service Provider from disclosing any such information to the Company’s Affiliates provided that the Service Provider takes reasonable measures to ensure the continued confidentiality and trade secret status of such information. Notwithstanding anything herein to the contrary, the Service Provider’s confidentiality obligations in this Section 5.1(c) shall not be applied to limit or interfere with the Service Provider’s right, without notice to or authorization of the Company, to communicate and cooperate in good faith with a Governmental Agency for the purpose of (A) reporting a possible violation of any U.S. federal, state, or local law or regulation, (B) participating in any investigation or proceeding that may be conducted or managed by any Government Agency, including by providing documents or other information, or (C) filing a charge or complaint with a Government Agency. For purposes of this Agreement, “Government Agency” means the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self-regulatory organization or any other federal, state, or local governmental agency or commission. The Service Provider acknowledges that the Service Provider is hereby notified, in accordance with the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), that: (i) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law; (ii) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (iii) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal and (B) does not disclose the trade secret except pursuant to court order.

(d) Non-Disparagement. The Service Provider shall not at any time, publicly or privately, verbally or in writing, directly or indirectly, make or cause to be made any defaming and/or disparaging, derogatory, misleading or false statement about Advent, Topco or its Subsidiaries, or their officers, directors, employees, stockholders, members, partners or other Affiliates in any manner that would damage the business or reputation of Advent, Topco, the Subsidiaries or such Affiliates.

(e) Inventions.

(i) The Service Provider acknowledges and agrees that all ideas, methods, inventions, discoveries, improvements, work products and developments (“Inventions”), whether patentable or unpatentable, (x) that relate to the Service Provider’s work with the Company, made or conceived by the Service Provider, solely or jointly with others, during the Employment Term, or (y) suggested by any work that the Service Provider performs in connection with the Company, either while performing the Service Provider’s duties with the Company or on the Service Provider’s own time, but only insofar as the Inventions are related to the Service Provider’s work as an employee or other service provider to the Company, shall belong exclusively to the Company (or its designee), whether or not patent applications are filed thereon. The Service Provider will keep full and complete written records (the “Records”), in the manner prescribed by the Company of all Inventions and will promptly disclose all Inventions completely and in writing to the Company. The Records shall be the sole and exclusive property of the Company and the Service Provider will surrender them upon the termination of the Employment Term, or upon the Company’s request. The Service Provider will assign to the Company the Inventions and all patents that may issue thereon in any and all countries, whether during or subsequent to the Employment Term, together with the right to file, in the Service Provider’s name or in the name of the Company (or its designee), applications for patents and equivalent rights (the “Applications”). The Service Provider will, at any time during and subsequent to the Employment Term, make such applications, sign such papers, take all rightful oaths, and perform all acts as may be requested from time to time by the Company with respect to the Inventions. The Service Provider will also execute assignments to the Company (or its designee), of the Applications, and give the Company and its attorneys all reasonable assistance (including the giving of testimony) to obtain the Inventions for its benefit, all without additional compensation to the Service Provider from the Company but entirely at the Company’s expense.

(ii) In addition, the Inventions will be deemed Work for Hire, as such term is defined under the copyright law of the United States, on behalf of the Company and the Service Provider agrees that the Company will be the sole owner of the Inventions, and all underlying rights therein, in all media now known or hereinafter devised, throughout the universe and in perpetuity, without any further obligations to the Service Provider. If the Inventions, or any portion thereof, are deemed not to be Work for Hire, the Service Provider hereby irrevocably conveys, transfers and assigns to the Company all rights, in all media now known or hereinafter devised, throughout the universe and in perpetuity, in and to the Inventions, including, without limitation, all of the Service Provider’s right, title and interest in the copyrights (and all renewals, revivals and extensions thereof) to the Inventions, including, without limitation, all rights of any kind or any nature now or hereafter recognized, including, without limitation, the unrestricted right to make modifications, adaptations and revisions to the Inventions, to exploit and allow others to exploit the Inventions and all rights to sue at law or in equity for any infringement or other unauthorized use or conduct in derogation of the Inventions, known or unknown, prior to the date hereof, including, without limitation, the right to receive all proceeds and damages therefrom. In addition, the Service Provider hereby waives any so-called “moral rights” with respect to the Inventions. The Service Provider hereby waives any and all currently existing and future monetary rights in and to the Inventions and all patents that may issue thereon, including, without limitation, any rights that would otherwise accrue to the Service Provider’s benefit by virtue of the Service Provider being an employee of or other service provider to the Company.

5.2 Reformation. If it is determined by a court of competent jurisdiction in any state or other jurisdiction that any restriction in this Section 5 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state or other jurisdiction, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

5.3 Enforcement; Remedies. The Service Provider acknowledges that the Service Provider’s expertise is of a special and unique character which gives this expertise a particular value, and that a breach of Section 5.1 by the Service Provider will cause serious and potentially irreparable harm to the Company. The Service Provider therefore acknowledges that a breach of Section 5.1 by the Service Provider cannot be adequately compensated in an action for damages at law, and equitable relief would be necessary to protect the Company from a violation of this Agreement and from the harm which this Agreement is intended to prevent. By reason thereof, the Service Provider acknowledges that the Company is entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement. The Service Provider acknowledges, however, that no specification in this Agreement of a specific legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by the Service Provider.

5.4 Survival of Provisions. The obligations contained in Section 5 shall survive the termination or expiration of the Service Provider’s Service and shall be fully enforceable thereafter.

ARTICLE VI.

MISCELLANEOUS PROVISIONS

6.1 Termination and Amendment of the Agreement. This Agreement shall be terminated only with the prior written consent of the Company (with the approval of the Board) and the Participant; provided, that this Article VII (Miscellaneous Provisions) shall survive any termination of this Agreement. This Agreement may be amended, and compliance with any term hereof may be waived, only with the prior written consent of the Company (with the written approval of the Board) and the Participant.

6.2 Termination of Status as Participant. From and after the date that the Participant ceases to own any Class B Units, Participant shall cease to be a Participant for the purposes of this Agreement and all rights he may have hereunder shall terminate, except for any rights with respect to matters contemplated hereby after such date and except for breaches occurring prior to such time. For the purposes of the preceding sentence, the Participant shall be deemed to own all Class B Units owned by his Permitted Transferees.

6.3 Notices. All notices required hereunder shall be delivered to the following respective addresses:

(a) The Company:

AIDH Topco, LLC

c/o Advent International Corporation

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attention: Lauren Young and James Westra

Facsimile: (617) 951-0566

Email: lyoung@adventinternational.com; jwestra@adventinternational.com

With a copy to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Facsimile: (617) 772-8333

Attention: Marilyn French Shaw

Email: marilynfrench.shaw@weil.com

(b) The Participant:

AIDH Management Holdings, LLC

c/o Advent International Corporation

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attention: Lauren Young and James Westra

Facsimile: (617) 951-0566

Email: lyoung@adventinternational.com; jwestra@adventinternational.com]

With a copy to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Facsimile: (617) 772-8333

Attention: Marilyn French Shaw

Email: marilynfrench.shaw@weil.com

(c) The Service Provider, at the Service Provider’s address on file with the Company or Participant.

Notices shall be in writing and shall be sent by pdf e-mail, by mail (postage prepaid, registered or certified, by United States mail, return receipt requested), by nationally recognized private courier or by personal delivery. Notices shall be effective, (i) if sent by pdf e-mail, when transmitted, (ii) if by nationally recognized private courier, when deposited with the private courier, (iii) if mailed, when deposited in the mail, and (iv) if personally delivered, the earlier of when delivery is made or first refused. Any Person may change its address for the delivery of notices by written notice served in accordance with the provisions hereof.

6.4 Miscellaneous. The use of the singular or plural or masculine, feminine or neuter gender shall not be given an exclusionary meaning and, where applicable, shall be intended to include the appropriate number or gender, as the case may be.

6.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument. Facsimile and pdf e-mail signatures shall have the same legal effect as manual signatures.

6.6 Entire Agreement. This Agreement, the Plan, the AIDH Management Holdings, LLC Grant Agreement and the LLC Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof. No promises, statements, understandings, representations, or warranties of any kind, whether oral or in writing, express or implied have been made to Participant by any Person to induce him to enter into this Agreement other than the express terms set forth in this Agreement, the Plan and the LLC Agreement, and Participant is not relying upon any promises, statements, understandings, representations, or warranties with respect to the subject matter hereof other than those expressly set forth in this Agreement, the Plan and the LLC Agreement. Any amendments to this Agreement must be made in writing and duly executed by each of the parties entitled to adopt said amendment as provided in Section 6.1 or by an authorized representative or agent of each such party. Participant hereby acknowledges and represents that Participant has had the opportunity to consult with independent legal counsel or other advisor of his choice and has done so regarding his rights and obligations under this Agreement, that Participant is entering into this Agreement knowingly, voluntarily, and of Participant’s own free will, that he is relying on his own judgment in doing so, and that he fully understands the terms and conditions contained herein.

6.7 Class B Units Subject to LLC Agreement. By entering into this Agreement the Participant agrees and acknowledges that (i) the Participant has received and read a copy of the Plan and the LLC Agreement and (ii) the Class B Units are subject to the LLC Agreement, the terms and provisions of which are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms of this Agreement will govern and prevail. In the event of a conflict between any term or provision contained herein and a term in the LLC Agreement, the applicable terms and provisions of the LLC Agreement will govern and prevail (except as expressly set forth herein). Neither the adoption of the Plan nor any award made thereunder shall restrict in any way the adoption of any amendment to the LLC Agreement in accordance with the terms thereof.

6.8 Tax Withholding. The Participant may be required to pay to the Company or any of its Subsidiaries or Affiliates, and the Company and its Subsidiaries and Affiliates shall have the right and are hereby authorized to withhold from any payment due or transfer made under this Agreement or from any other amount owing to the Participant, the amount (in cash or, at the election of the Company, securities or other property) of any applicable federal, state, local or foreign withholding taxes in respect of an Class B Unit or any payment or transfer under this Agreement and to take such other action as may be necessary in the opinion of the Board to satisfy all obligations for the payment of such taxes.

6.9 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, representatives, successors and permitted assigns (including Permitted Transferees to whom Units have been transferred, as applicable).

6.10 Enforcement. The failure of any party hereto to insist in one or more instances on performance by another party hereto of any obligation, condition or other term of this Agreement in strict accordance with the provisions hereof shall not be construed as a waiver of any right granted hereunder or of the future performance of any obligation, condition or other term of this Agreement in strict accordance with the provisions hereof, and no waiver with respect thereto shall be effective unless contained in a writing signed by or on behalf of the waiving party. The remedies in this Agreement shall be cumulative and are not exclusive of any other remedies provided by law.

6.11 Governing Law. This Agreement, and any and all claims arising out of, under, pursuant to, or in any way related to this Agreement, including but not limited to any and all claims (whether sounding in contract or tort) as to this Agreement’s scope, validity, enforcement, interpretation, construction, and effect, shall be governed by the laws of the State of Delaware (without regard to any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

6.12 Severability. If any provision of this Agreement is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or award, such provision shall be constructed or deemed amended to conform to all applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement or the award, such provision shall be stricken as to such jurisdiction, Person or award and the remainder of this Agreement and any such award shall remain in full force and effect.

6.13 No Contract of Employment. Neither this Agreement nor any award granted under this Agreement shall confer upon any Person any right to employment or other service or continuance of employment or other service by the Company or any of its Subsidiaries or Affiliates. This Agreement does not constitute a contract of employment or impose on any Participant or the Company or any of its Subsidiaries or Affiliates any obligations to retain the Participant as an employee of the Company or any of its Subsidiaries or Affiliates, to change the status of the Participant’s employment, or to change the Company or any of its Subsidiaries’ or Affiliates’ policies regarding termination of employment.

6.14 Captions. The article or section titles or captions contained in this Agreement are for convenience only and are not to be considered in the construction or interpretation of this Agreement or any provision thereof.

6.15 No Third Party Rights. Nothing in this Agreement shall be construed to grant rights to any Person who is not a party to this Agreement.

6.16 Rule of Construction. The parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions. The parties further agree that the rule of construction that a contract shall be construed against the drafter shall not be applied. The word “including,” means “including, without limitation.”

6.17 Units after Initial Public Offering. For purposes of determining vesting after an Initial Public Offering, references to Units shall also be deemed to be references to the shares that the holder of such Units receives in respect of such Units in connection with the Initial Public Offering.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AIDH TOPCO, LLC

By:
Name:	Jason Krantz
Its:	Vice President

AIDH MANAGEMENT HOLDINGS, LLC

By:
Name:	Jason Krantz
Its:	Chief Executive Officer

SERVICE PROVIDER

Name:

Exhibit A

Form of Section 83(b) Election

The undersigned taxpayer hereby elects, pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1. The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

TAXPAYER’S NAME: _______________________________________________

TAXPAYER’S SOCIAL SECURITY NUMBER: __________________________

ADDRESS: _________________________________________________________

TAXABLE YEAR: Calendar Year _____

2. The property which is the subject of this election is __________ Class B Units of AIDH Topco, LLC (“Company”).

3. The property was transferred to the undersigned on ______________________

4. The property is subject to the following restrictions: The Class B Units are subject to time-based and performance-based vesting.

5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $0.

6. For the property transferred, the undersigned paid $0.

7. The amount to include in gross income is $0.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Dated: __________________________________

Taxpayer: ________________________________